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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): June 26, 2003

                                RAYTHEON COMPANY
                                -----------------
             (Exact name of registrant as specified in its charter)


        Delaware                   1-13699                95-1778500
        --------                   -------                ----------
(State of Incorporation) (Commission File Number)      (IRS Employer
                                                   Identification Number)

                      141 Spring Street
                  Lexington, Massachusetts            02421
                  ------------------------            -----
       (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (781) 862-6600



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Item 9.           Regulation FD Disclosure

        On June 26, 2003, Raytheon Company issued a press release announcing that the total costs to complete two power plants in Massachusetts have increased by approximately $90 million, primarily the result of schedule delays and technical issues experienced during the commissioning process for the projects. A copy of the press release is attached as Exhibit 99.1.

                                   SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 26, 2003


                                  RAYTHEON COMPANY

                                  By: /s/ Edward S. Pliner
                                          Edward S. Pliner
                                    Senior Vice President and
                                     Chief Financial Officer